WESTERN NEW ENGLAND BANCORP, INC 8-K

Exhibit 99.1

Western New England Bancorp, Inc.

Announces Completion of 2024 Repurchase Plan

WESTFIELD, Mass., June 3, 2025 (GLOBE NEWSWIRE) -- Western New England Bancorp, Inc. (the “Company” or “WNEB”) (NasdaqGS: WNEB), the holding company for Westfield Bank (the “Bank”), announced that on May 30, 2025, the Company completed all repurchases under its existing stock repurchase plan (the “2024 Repurchase Plan”) at an average price per share of $8.79. The 2024 Repurchase Plan authorized the Company to repurchase a total of 1.0 million shares of the Company’s common stock, or approximately 4.6% of the Company’s then-outstanding shares of common stock. The Board of Directors authorized the 2024 Repurchase Plan on May 21, 2024.

On April 22, 2025, the Board of Directors of the Company authorized a new stock repurchase plan, pursuant to which the Company may repurchase up to 1.0 million shares, or approximately 4.8% of the Company’s outstanding shares of common stock, upon the completion of the 2024 Repurchase Plan.

James C. Hagan, President and Chief Executive Officer, commented, “We are pleased to announce the completion of our 2024 Repurchase Plan. We believe that share repurchases are a prudent use of the Company’s capital and demonstrate our commitment to effectively manage the Company’s capital levels, while increasing total shareholder returns through stock repurchases as well as cash dividends.”

The Company may repurchase shares from time to time in open market transactions or through privately negotiated transactions at the Company’s discretion or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The amount, timing and nature of any share repurchases will be based on a variety of factors, including the trading price of the Company’s common stock, applicable securities laws restrictions, regulatory limitations and market and economic factors. The repurchase program may be modified, suspended or discontinued at any time, at the Company’s discretion.

About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, CSB Colts, Inc., Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate 25 banking offices throughout western Massachusetts and northern Connecticut. To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company’s financial condition, liquidity, results of operations, future performance, and business. Forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.”  Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results discussed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in Western New England Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. We do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent required by law.

For further information contact:

James C. Hagan, President and Chief Executive Officer

Guida R. Sajdak, Executive Vice President and Chief Financial Officer

Meghan Hibner, First Vice President and Investor Relations Officer

413-568-1911